UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 1, 2019
(Date of earliest event reported: June 27, 2019)

REVLON, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11178	13-3662955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One New York Plaza, New York, New York	10004
(Address of Principal Executive Offices)	(Zip Code)

(212) 527-4000
(Registrant’s telephone number, including area code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On June 27, 2019, Revlon Consumer Products Corporation (“RCPC”), the wholly owned operating subsidiary of Revlon, Inc. (“Revlon”), entered into a 2019 Senior Unsecured Line of Credit Agreement  (the “2019 Line of Credit Agreement”) providing RCPC with a $30 million senior unsecured line of credit (the “2019 Line of Credit”) from MacAndrews & Forbes Group, LLC (the “Lender”), Revlon’s majority stockholder. The Lender beneficially owns 46,223,321 shares of Revlon’s Class A common stock, representing approximately 87.2% of Revlon’s outstanding shares of voting capital stock.

The 2019 Line of Credit allows RCPC to request loans thereunder and to use the proceeds of such loans for working capital and other general corporate purposes until the facility matures on December 31, 2019.

The 2019 Line of Credit bears interest at an annual rate of 8.00%, which is payable quarterly in arrears in cash on September 30, 2019 and at maturity. RCPC may, at its option, prepay any borrowings under the 2019 Line of Credit, in whole or in part (together with accrued and unpaid interest), at any time prior to maturity, without premium or penalty. RCPC is required to repay any outstanding loans under the 2019 Line of Credit, together with accrued interest thereon, if for any reason RCPC or any of its subsidiaries has available unrestricted cash that RCPC determines, in its reasonable judgment, is not required to run their operations in the ordinary course of business, provided that such repayment would not result in material adverse tax consequences.

The 2019 Line of Credit Agreement includes customary events of default, including a cross default provision making it an event of default under the 2019 Line of Credit Agreement if there exists and continues an event default under RCPC’s existing bank term loan and revolver credit agreements, the foreign ABL term loan or the indentures for RCPC’s 5.75% Senior Notes or 6.25% Senior Notes. If any such event of default occurs, the Lender may declare all outstanding loans under the 2019 Line of Credit to be due and payable immediately.

The description above is qualified in its entirety by the 2019 Line of Credit Agreement, which is included as Exhibit 10.1 and is incorporated by reference herein.

Item 2.03. Creation of a Direct Financing Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the discussion set forth under Item 1.01, “Entry into a Material Definitive Agreement,” of this Form 8-K, which discussion is incorporated herein by reference in its entirety.

Item 9.01. Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1
Senior Unsecured Line of Credit Agreement, dated as of June 27, 2019, between Revlon Consumer Products Corporation (“RCPC”), as borrower, and MacAndrews & Forbes Group, LLC (“M&F”), as lender (incorporated by reference to Exhibit 10.1 to RCPC’s Current Report on Form 8-K filed with the SEC on July 1, 2019).

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVLON, INC.

	By:	/s/ Michael T. Sheehan
Michael T. Sheehan
Senior Vice President, Deputy General Counsel and Secretary

Date: July 1, 2019

EXHIBIT INDEX

Exhibit No.	Description

10.1
Senior Unsecured Line of Credit Agreement, dated as of June 27, 2019, between Revlon Consumer Products Corporation (“RCPC”), as borrower, and MacAndrews & Forbes Group, LLC (“M&F”), as lender (incorporated by reference to Exhibit 10.1 to RCPC’s Current Report on Form 8-K filed with the SEC on July 1, 2019).